Exhibit 11
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               CERNER CORPORATION AND SUBSIDIARIES
            COMPUTATION OF EARNINGS PER COMMON SHARE

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                            Three Months Ended             Six Months Ended
                      June 29, 1996    July 1, 1995    June 29, 1996   July 1, 1995
                      -------------    ------------    -------------   ------------

Net earnings:           $  1,689,000    $  6,184,000     $  5,911,000     $ 10,725,000

Weighted average
  number of common
  and common stock
  equivalent shares:

  Weighted average
  number of outstanding
  common shares           32,644,112     28,336,198       32,596,248        28,233,494

Dilutive effect (excess
  of number of shares
  issuable over number
  of shares assumed to be
  repurchased with the
  proceeds of exercised
  options based on
  the average market
  price during the
  period)                  1,040,074      1,605,054        1,103,911         1,686,008
                          ----------     ----------       ----------        ----------
                          33,684,186     29,941,252       33,700,159        29,919,502

Earnings per common and
  common stock
  equivalent shares:    $        .05   $        .21      $       .36      $        .18
                         -----------    -----------       ----------       -----------

Weighted average number
  of common and common
  stock equivalent shares,
  assuming full dilution:

Additional dilutive
  effect (reduction in
  number of shares
  assumed to be
  repurchased with the
  proceeds of exercised
  stock options and
  converted warrants
  based on the end of the
  period market price of
  the stock, if higher
  than the average price)         --        40,770               --           69,290
                         -----------    ----------       ----------       ----------
                          33,684,186    29,982,022       33,700,159       29,988,792

Earnings per common and
  common stock equivalent
  shares assuming full
  dilution:             $        .05   $       .21      $       .18     $        .36
                         -----------    ----------       ----------       ----------





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